                                                                     EXHIBIT 8.2



                  [LETTERHEAD OF DRINKER BIDDLE & REATH LLP]



                                                       September 25, 1998



Eastern Environmental Services, Inc.
1000 Crawford Place
Mt. Laurel, NJ 08054

    Re:   Agreement and Plan of Merger, dated as of
          August 16, 1998, by and among Waste
          Management, Inc., Ocho Acquisition Corporation
          and Eastern Environmental Services, Inc.
          ----------------------------------------------

Ladies and Gentlemen:

    You have requested our opinion, as counsel to Eastern Environmental Services, Inc. (the "Company"), as to certain Federal income tax consequences of the proposed merger of Ocho Acquisition Corporation ("Subsidiary"), a wholly owned, directly held subsidiary of Waste Management, Inc. ("Parent"), with and into the Company on the terms and conditions set forth in the Agreement and Plan of Merger, dated as of August 16, 1998, by and among Parent, Subsidiary and the Company (the "Plan of Merger"). Terms not otherwise defined in this letter shall have the meanings ascribed to them in the Plan of Merger.

    Each of the Company, Parent and Subsidiary is a Delaware corporation. Subject to the approval of the Company Stockholders (defined below), pursuant to the Plan of Merger, Subsidiary will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned, directly held subsidiary of Parent (the "Merger"). In the Merger, each holder of shares of Company Common Stock (each, a "Company Stockholder" and, collectively, the "Company Stockholders") shall receive shares of Parent Common Stock in the manner provided in the Plan of Merger. Consummation of the Merger is subject to the satisfaction of certain conditions set forth in the Plan of Merger.

     The Company has filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), a preliminary Proxy Statement/Prospectus (the "Company Proxy Statement") to obtain the approval of the Merger of the Company Stockholders. Parent is filing today with the SEC under the Securities Act, a

Eastern Environmental Services, Inc.
September 25, 1998
Page 2



Registration Statement on Form S-4 (together with all amendments, including the definitive Proxy Statement/Prospectus, schedules and exhibits thereto, the "Parent Registration Statement") with respect to the Parent Common Stock issuable pursuant to the Plan of Merger.

    You have directed us to assume in preparing this opinion that (i) the Merger will be consummated in accordance with the terms, conditions and other provisions of the Plan of Merger, and that no term or condition therein has been or will be waived or modified and (ii) all factual information, descriptions, representations and assumptions set forth in this letter, in the Plan of Merger, in the Parent Registration Statement, and in the Company Proxy Statement as filed with the SEC are accurate and complete and will be accurate and complete at the time the Merger becomes effective. In addition, we have assumed that representations will be made by the Company and Parent in letters to us substantially in the form attached hereto (the "Certification Letters") and have assumed that such representations will be accurate and complete at the time the Merger becomes effective.

    We have not independently verified any factual matters relating to the factual recitations in this opinion letter or the averments in the Plan of Merger and the Certification Letters in connection with our preparation of this opinion and, accordingly, our opinion does not take into account any matters not set forth herein that might have been disclosed by such independent verification.

    Assuming that the Merger is consummated in accordance with the terms and conditions set forth in the Plan of Merger and based on the facts set forth therein, in the Certification Letters and this letter, including all assumptions and representations, and subject to the qualifications and other matters set forth therein and herein, it is our opinion that for Federal income tax purposes the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company, Subsidiary and Parent each will be a "party to the reorganization" within the meaning of Section 368(b) of the Code, and therefore, the Merger will have the following material Federal income tax consequences:

    (i) No gain or loss will be recognized by any of the Company, Parent or Subsidiary as a result of the Merger;

    (ii) No gain or loss will be recognized by any Company Stockholder upon receipt of shares of Parent Common Stock in exchange for shares of

Eastern Environmental Services, Inc.
September 25, 1998
Page 3


Company Common Stock in the Merger, except as discussed below with respect to cash received by a Company Stockholder in lieu of a fractional share interest in Parent Common Stock;

    (iii) Each Company Stockholder who receives cash in lieu of a fractional share of Parent Common Stock generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of such Company Stockholder's basis in shares of Company Common Stock that is allocable to the fractional share interest, provided that such Company Stockholder holds his Company Common Stock as a capital asset (and provided that the receipt of cash is not "substantially equivalent to a dividend" by reason of such Company Stockholder's pre-existing direct or constructive ownership of Parent Common Stock, if any);

    (iv) The aggregate adjusted tax basis of the shares of Parent Common Stock received by a Company Stockholder in the Merger will be the same as such stockholder's aggregate adjusted tax basis in the shares of Company Common Stock surrendered in exchange therefor; and

    (v) The holding period of the shares of Parent Common Stock received by a Company Stockholder in the Merger will include the holding period of the shares of Company Common Stock surrendered in the Merger in exchange therefor, provided that such shares of Company Common Stock are held as a capital asset on the date of the Merger.

    Our opinion is limited to the foregoing Federal income tax consequences of the Merger, which are the only matters as to which you have requested our opinion. We have not addressed any other Federal income tax consequences of the Merger other than those specifically set forth herein and we have not considered any matters (including state or local tax consequences of the Merger) arising under the laws of any jurisdiction other than matters of Federal law arising under the laws of the United States as expressly set forth herein.

    Our opinion is based on the understanding that the relevant facts are, and will continue to be as of the date of the consummation of the Merger, as set forth or referred to in this letter. If this understanding is incorrect or incomplete in any respect, our opinion could be affected. Our opinion is based solely on the facts, representations and assumptions as expressed herein.

    Further, our opinion represents our best legal judgment, but has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court concerning certain issues. In issuing our opinion, we have relied solely upon existing provisions of the Code, existing Treasury regulations

Eastern Environmental Services, Inc.
September 25, 1998
Page 4


promulgated thereunder, and current administrative positions and judicial law. Such laws, regulations, administrative positions and judicial decisions are subject to change at any time, and any such change may be made with retroactive effect. No assurances can be provided as to future judicial interpretations of these laws or their effect on this opinion. We are not hereby undertaking to advise you as to any changes in the laws, facts, or circumstances which may hereafter occur or come to our attention. No assurance can be provided that after any such change our opinion would not be different. Further, we undertake no responsibility and are under no obligation to update or supplement our opinion at any future time nor render any further opinion to you.

    We hereby consent to the filing with the SEC of this opinion as an exhibit to the Parent Registration Statement on Form S-4 relating to the shares of Parent Common Stock that may be issued in connection with the Merger and to the references to our firm under the captions "Conditions to the Merger," "Certain Federal Income Tax Consequences" and "Legal Matters" in the Parent Registration Statement and the Company Proxy Statement. This consent does not, however, constitute consent under Section 7 of the Securities Act, and in consenting to such references to our firm we have not certified any part of the Registration Statement and we do not admit that we come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the SEC issued thereunder.

                                    Very truly yours,

                                    /s/ Drinker Biddle & Reath LLP

                                    DRINKER BIDDLE & REATH LLP

                            WASTE MANAGEMENT, INC.
                            1001 Fannin, Suite 4000
                               Houston, TX 77002



                                                        September __, 1998

Drinker Biddle & Reath LLP
1345 Chestnut Street
Philadelphia, PA 19107

     Re: Agreement and Plan of Merger, dated as of August 16, 1998, by and among Waste Management, Inc., Ocho Acquisition
          Corporation and Eastern Environmental Services, Inc.
          -----------------------------------------------------------

Ladies and Gentlemen:

     Eastern Environmental Services, Inc., (the "Company") has requested your opinion as to certain Federal income tax matters in connection with a proposed merger pursuant to which the Company would merge with Ocho Acquisition Corporation ("Subsidiary"), a wholly owned subsidiary of Waste Management, Inc. ("Parent"), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the "Merger"). The Merger is to be effected pursuant to and in accordance with the Agreement and Plan of Merger, dated as of August 16, 1998, by and among Parent, Subsidiary and the Company (the "Plan of Merger"). Capitalized terms used but not otherwise defined in this letter shall have the meanings ascribed to them in the Plan of Merger.

     In order to assist you in rendering your opinion, Parent hereby makes the following representations, which representations are true, accurate and complete as of the date hereof:

          1. The Merger will be consummated in compliance with the terms of the Plan of Merger, and none of the material terms therein have been or will be waived or modified.

          2.  The Merger will be effected for bona fide business reasons.

          3. Subsidiary was organized by Parent under the laws of the State of Delaware solely in order to effect the Merger, and Subsidiary does not and will not have any assets (other than the minimum assets required for state law capitalization purposes) or liabilities or engage in any activities other than those incident to its formation and capitalization and the Merger.

          4. The Exchange Ratio was negotiated through arm's length bargaining. Accordingly, the fair market value of Parent Common Stock to be received by the holders of the Company Common Stock in the Merger will be approximately equal to the fair market value of the Company Common Stock surrendered in the Merger in exchange therefor.

          5. Prior to the Merger, Parent will own all of the outstanding capital stock of Subsidiary.

          6. Immediately following the Merger, Parent will own directly all of the issued and outstanding capital stock of the Company.

          7. Following the Merger, Parent has no plan or intention of causing or permitting the Company to issue additional shares of its stock that would result in Parent losing control of the Company. For purposes of this letter, "control" means the direct ownership of stock possessing at least 80% of the total combined voting power for the election of directors of all classes entitled to vote and at least 80% of the total number of each nonvoting class of stock of the corporation.

          8. Parent has no plan or intention to reacquire any of the Parent Common Stock issued in the Merger.

          9. At least 50 percent of the value of the shareholders' proprietary interests in the Company will be preserved as a proprietary interest in Parent received in exchange for Company Common Stock. For purposes of this representation, proprietary interests will not be preserved to the extent that, in connection with the Merger: (i) an extraordinary distribution is made with respect to the stock of the Company; (ii) a redemption or acquisition of stock of the Company is made by the Company or a person related to the Company; (iii) Parent or a person related to Parent acquires stock of the Company for consideration other than Parent stock; or (iv) Parent redeems its stock issued in the Merger. Any reference to Parent or the Company includes a reference to any successor or predecessor of such corporation, except that the Company is not treated as a predecessor of Parent. A corporation will be treated as related to another corporation if they are both members of the same affiliated group within the meaning of Section 1504 of the Code (without regard to the exceptions in Section 1504(b)) or they are related as described in Section 304(a)(2) of the Code (disregarding Treas. Reg. Section 1502-80(b)), in either case, whether such relationship exists immediately before or immediately after the acquisition. Each partner of a partnership will be treated as owning or acquiring any stock owned or acquired, as the case may be, by the partnership (and as having paid any consideration paid by the partnership to acquire such stock) in accordance with that partner's interest in the partnership. As used in this representation letter, the term "partnership" shall have the same meaning given to it in
Section 7701(a)(2) of the Code.

         10. Parent has no plan or intention to liquidate the Company; to merge the Company with or into another corporation; to sell or otherwise dispose of the stock of the Company; or to cause the Company to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business or transfers of assets to corporations controlled by the Company.

         11. Subsidiary will have no liabilities assumed by the Company in the Merger, nor will Subsidiary transfer to the Company any assets subject to liabilities pursuant to the Merger.

         12. Following the Merger, the Company will continue its historic business or use a significant portion of its historic business assets in a business.

         13. Parent, Subsidiary, the Company and the Company Shareholders will pay their respective expenses, if any, incurred in connection with the Merger.

         14. There is no intercorporate indebtedness existing between Parent and the Company or between Subsidiary and the Company that was issued, acquired or will be settled at a discount.

         15. In the Merger, Parent will acquire shares of Company Common Stock representing control of the Company solely in exchange for voting stock of Parent. For purposes of this representation, Company Common Stock redeemed for cash or other property furnished by Parent will be considered as acquired by Parent.

          16. Parent does not own, nor has it owned during the past five years, stock of Company in excess of 2% of the total outstanding shares of Company Common Stock.


          17. Parent is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          18. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. In addition, this cash payment will not be made pro rata to all Company stockholders. The total consideration that will be paid in the Merger to the Company stockholders will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the Company stockholders in exchange for their shares of Company Common Stock.

          19. None of the consideration received by any Company Shareholder who also is an employee of the Company (a "Company Shareholder-Employee") will be separate consideration for, or allocable to, any of their shares of Company Common Stock. None of the Parent Common Stock received in the Merger by any such Company Shareholder-Employee in exchange for his Company Common Stock will be in exchange for, or in consideration of, services rendered to the Company or Parent. The compensation paid to any Company Shareholder-Employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.


     We understand that you will, and we expressly authorize you to, rely upon each of the foregoing representations in rendering your opinion in connection with the Merger. We shall undertake to advise you promptly if we become aware of any facts or circumstances that would cause any representation set forth herein to be incorrect.

                                            Very truly yours,


                                            Waste Management, Inc.


                                            By:   _________________

                                            Title:_________________

                     EASTERN ENVIRONMENTAL SERVICES, INC.
                              1000 Crawford Place
                              Mt. Laurel, NJ 08054



                                                        _________ __, 1998

Drinker Biddle & Reath LLP
1345 Chestnut Street
Philadelphia, PA 19107

     Re: Agreement and Plan of Merger, dated as of August 16, 1998, by and among Waste Management, Inc., Ocho Acquisition
          Corporation and Eastern Environmental Services, Inc.
          -----------------------------------------------------------

Ladies and Gentlemen:

     We have requested your opinion as to certain Federal income tax matters in connection with a proposed merger pursuant to which Eastern Environmental Services, Inc. (the "Company") would merge with Ocho Acquisition Corporation ("Subsidiary"), a wholly owned subsidiary of Waste Management, Inc. ("Parent"), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the "Merger"). The Merger is to be effected pursuant to and in accordance with the Agreement and Plan of Merger, dated as of August 16, 1998, by and among Parent, Subsidiary and the Company (the "Plan of Merger"). Capitalized terms used but not otherwise defined in this letter shall have the meanings ascribed to them in the Plan of Merger.

     In order to assist you in rendering your opinion, the Company hereby makes the following representations, which representations are true, accurate and complete as of the date hereof:

          1. The Merger will be consummated in compliance with the terms of the Plan of Merger, and none of the material terms therein have been or will be waived or modified.

          2.  The Merger will be effected for bona fide business reasons.

          3. The Exchange Ratio was negotiated through arm's length bargaining. Accordingly, the fair market value of Parent Common Stock received by the holders of the Company Common Stock in the Merger will be approximately equal to the fair market value of the Company Common Stock surrendered in the Merger in exchange therefor.

          4. Immediately following the Merger, Parent will own directly all of the issued and outstanding capital stock of the Company and therefore, Parent will be in control of the Company. For purposes of this letter, "control" means the direct ownership of stock possessing at least 80% of the total combined voting power for the election of directors of all classes entitled to vote and at least 80% of the total number of each nonvoting class of stock of the corporation.

          5. Following the Merger, the Company will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Company immediately prior to the Merger, treating any assets used by the Company to make distributions or redemptions other than regular and normal distributions or redemptions as unacquired assets.

          6. Parent, Subsidiary, the Company and the stockholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger.

          7. There is no intercorporate indebtedness existing between Parent and the Company or between Subsidiary and the Company that was issued, acquired or will be settled at a discount.

          8. In the Merger, Parent will acquire shares of Company Common Stock representing control of the Company solely in exchange for Parent voting stock. For purposes of this representation, Company Common Stock redeemed for cash or other property furnished by Parent will be considered as acquired by Parent.

          9. At least 50 percent of the value of the shareholders' proprietary interests in the Company will be preserved as a proprietary interest in Parent received in exchange for Company Common Stock. For purposes of this representation, proprietary interests will not be preserved to the extent that, in connection with the Merger: (i) an extraordinary distribution is made with respect to the stock of the Company; (ii) a redemption or acquisition of stock of the Company is made by the Company or a person related to the Company; (iii) Parent or a person related to Parent acquires stock of the Company for consideration other than Parent stock; or (iv) Parent redeems its stock issued in the Merger. Any reference to Parent or the Company includes a reference to any successor or predecessor of such corporation, except that the Company is not treated as a predecessor of Parent. A corporation will be treated as related to another corporation if they are both members of the same affiliated group within the meaning of Section 1504 of the Code (without regard to the exceptions in Section 1504(b)) or they are related as described in Section 304(a)(2) of the Code (disregarding Treas. Reg. Section 1502-80(b)), in either case, whether such relationship exists immediately before or immediately after the acquisition. Each partner of a partnership will be treated as owning or acquiring any stock owned or acquired, as the case may be, by the partnership (and as having paid any consideration paid by the partnership to acquire such stock) in accordance with that partner's interest in the partnership. As used in this representation letter, the term "partnership" shall have the same meaning given to it in
Section 7701(a)(2) of the Code.

          10. At the time of the Merger, the Company will not have outstanding any warrants, options, convertible securities or any other type right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect Parent's acquisition or retention of control of the Company.


          11. The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          12. On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities (including, without limitation, any liabilities to which its assets are subject).

          13. The Company is not under the jurisdiction of a court in a Title 11 of the United States Code or a receivership, foreclosure or similar proceeding in any Federal or State court.

          14. Shares of Company Common Stock are regularly traded on an established securities market. No foreign persons hold five percent (5%) or more of the shares of Company Common Stock.

          15. No dividends or distributions will be made with respect to any Company Common Stock prior to the Merger. After the Merger, no dividends or distributions will be made to the former stockholders of the Company, other than dividend distributions made with regard to all shares of Parent Common Stock.

          16. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. In addition, this cash payment will not be made pro rata to all Company stockholders. The total consideration that will be paid in the Merger to the Company stockholders will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the Company stockholders in exchange for their shares of Company Common Stock.

          17. None of the consideration received by any Company Shareholder who also is an employee of the Company (a "Company Shareholder-Employee") will be separate consideration for, or allocable to, any of their shares of Company Common Stock. None of the Parent Common Stock received in the Merger by any such Company Shareholder-Employee in exchange for his Company Common Stock will be in exchange for, or in consideration of, services rendered to the Company or Parent. The compensation paid to any Company Shareholder-Employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.


     We understand that you will, and we expressly authorize you to, rely upon each of the foregoing representations in rendering your opinion in connection with the Merger. We shall undertake to advise you promptly if we become aware of any facts or circumstances that would cause any representation set forth herein to be incorrect.


                                           Very truly yours,



                                           Eastern Environmental Services, Inc.

                                           By:
                                              -------------------------------

                                           Title:
                                                 ----------------------------


                                       3